Exhibit 99.1

     BrightStar and Stellar McKim Announce Preliminary Agreement
                      for Strategic Transaction

    PLEASANTON, Calif. & NEW YORK--(BUSINESS WIRE)--March 31, 2005--BrightStar Information Technology Group, Inc. (OTC:BTSR), a provider of information technology services, and Stellar McKim LLC, a financial services and software group, today announced the execution of a preliminary agreement for the purchase by Stellar McKim of certain equity securities to be issued by BrightStar.
    Stellar McKim and its subsidiaries provide major philanthropic organizations with enterprise class transaction processing and operational administration software and related investment services. Their combined product and service offerings help streamline donor advised funds, endowments and planned giving operations.
    The transaction will provide Stellar McKim with a controlling interest in BrightStar and is intended to help create opportunities for BrightStar to grow software service and consulting revenues. The transaction is also intended to further expand Stellar McKim's capacity to provide enterprise class software and associated financial services for the philanthropic marketplace.
    "I am delighted with the prospect of BrightStar's affiliation with Stellar," said Joe Wagda, CEO of BrightStar. "Stellar McKim's focus on financial management software for not-for-profit organizations fits well with BrightStar's historical expertise with ERP applications and should represent an opportunity for us to increase our service revenues through implementations of Stellar McKim's applications."
    "We have known BrightStar for some time," said James J. Cahill, Managing Member of Stellar McKim. "We see opportunities for increased market penetration and believe BrightStar's expertise in staffing and managing enterprise-level software implementations will enhance our ability to provide high-quality solutions to our growing list of clients in the philanthropic market."

    About BrightStar

    BrightStar Information Technology Group, Inc. is a provider of information technology services. We help companies maximize their competitive advantage through the implementation and/or management of leading edge enterprise-level business-process software applications, especially in the government sector. BrightStar has its headquarters in the San Francisco Bay Area with a field office near Dallas, Texas, and can be reached via the company's website at www.brightstar.com.

    About Stellar McKim LLC

    Stellar McKim LLC, is a New York based group of software, financial services and investment banking companies. Stellar McKim and its subsidiaries provide enterprise class transaction processing and operational administration software and related investment services to major philanthropic organizations. Stellar McKim subsidiaries also provide investment banking, broker-dealer, asset management and investment advisory services to a diverse group of both publicly traded and privately held companies in the informational, technology, life science and business service industries.
    Stellar Financial, Stellar McKim's software subsidiary, provides technology and software solutions that power some of the most advanced Donor Advised Fund, Endowment and Planned Giving programs in the nation and facilitate back-office processing for over $3 billion in client assets.

    Cautionary Note Regarding Forward-Looking Statements

    This report includes forward-looking statements that reflect BrightStar's current expectations about its future results, performance, prospects and opportunities. BrightStar has tried to identify these forward-looking statements by using words such as "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause BrightStar's actual results, performance, prospects or opportunities in 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. For further information about these and other risks, uncertainties and factors, please review the disclosure included under the caption "Risk Factors" in BrightStar's Form 10K for the year 2003 and other information filed with the Securities and Exchange Commission. BrightStar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or changed circumstances or for any other reason.

    BrightStar and the BrightStar logo, are trademarks of BrightStar Information Technology Group, Inc. All other company and product names may be trademarks of their respective owners.

    CONTACT: BrightStar
             Joe Wagda, 925-251-0000
                or
             Stellar McKim LLC
             James J. Cahill, 212-399-3140